U.S. Securities and Exchange Commission
                             Washington, D.C. 20549

                                   ----------

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): December 23, 2003

                           LAIDLAW GLOBAL CORPORATION
             (Exact Name of Registrant as specified in its charter)

           Delaware                    33-37203-D               13-4093923
(State or other jurisdiction of       (Commission             (IRS Employer
        Incorporation)                File Number)        Identification Number)

                     575 Madison Avenue, New York, NY 10022
               (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (212) 937-8465

Item 2. Acquisition or Disposition of Assets.

      On December 24, 2003, Laidlaw Global Corporation has agreed to the sale to an unrelated New York based private Limited Liability Corporation of the trademarks owned to the "Laidlaw" name for a consideration in cash and liability forgiveness equivalent to $ 75,000. Laidlaw Global Corporation intends to start operating under the DBA name of Galaxy Consulting and is in the process of effecting registration of its business name assumption wherever the Corporation is set to do business. A name change process for the name of the Corporation and some of its subsidiaries is intended in the near future.

Item 5. Other Events

      The leasing obligation of the corporation to Pullman Bank has resulted in a default judgment against the corporation. The corporation intends to attempt to negotiate the matter in order to maintain its ability to continue with its current Business Plan. Another litigation filed by Information Leasing Corporation for lease obligations guaranteed by the Corporation for some of its past subsidiaries also threatens the viability of the Corporation to continue operations. Management intends to attempt a negotiation of terms that will allow it to maintain the continuity of the Corporation. However, as previously mentioned in previous quarterly filings, any failure of the

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Corporation to satisfactorily resolve matters with these type of litigants will affect the very survival of the Corporation.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

Date: January 2, 2004


                                    LAIDLAW GLOBAL CORPORATION


                                    By: /s/ Roger E. Benedelac
                                        ----------------------
                                    Roger E. Bendelac
                                    Chairman